ITC HOLDINGS CORP. EXECUTIVE OMNIBUS PLAN Effective as of February 4, 2020 Amended as of November 11, 2021 Amended January 1, 2023 PREAMBLE AND DEFINITIONS Title The plan herein, as amended or restated from time to time, shall be called the “Executive Omnibus Plan” and is referred to herein as the “Plan”. Purpose of the Plan The purpose of the Plan is to (i) promote a greater alignment of interests between Participants and Fortis, (ii) foster the growth and success of the business of the Company and Fortis in accordance with the vision of both the Company and Fortis, (iii) ensure that Participants are focused on both the Company’s and Fortis’ business objectives, and (iv) assist in the attraction, retention and motivation of Participants. Defined Terms In the Plan, the following terms have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings: “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. “Agreement” means the written document that sets forth the terms of a Participant’s Award. With respect to Incentive Awards, the written document need not be signed by the Company or the Participant. "Applicable Exchange Rate" means in connection with any conversion to and from Canadian Dollars required pursuant to the Plan, the Exchange Rate as of the Business Day immediately prior to the Grant Date of such Unit or underlying Unit, as applicable. “Applicable Law” means any applicable provision of law, domestic or foreign, including the Code, as the same may be amended, supplemented or replaced from time to time, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and any applicable rules or policies of any stock exchange. “Award” means any form of Unit or Incentive Award granted under the Plan.

2 "Blackout Period" means a period when a Participant is prohibited from trading in the securities of Fortis pursuant to securities regulatory requirements or the written policies of Fortis then applicable. “Board” means the Board of Directors of the Company. “Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday in the State of Michigan. "Canadian Dollars" means the lawful currency of Canada. “Cause” means (a) if the Employee is a party to a written employment agreement with the Company or a Subsidiary, “Cause” as defined in such agreement, as in effect from time to time, and (b) in all other cases, (i) Participant’s continued failure substantially to perform Participant’s duties to the Company or its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to Participant of such failure, (ii) dishonesty in the performance of Participant’s duties hereunder, (iii) Participant’s conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof, or (y) a misdemeanor involving moral turpitude, (iv) Participant’s willful malfeasance or willful misconduct in connection with Participant’s duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Company or its Affiliates, or (v) Participant’s breach of any non-compete or confidentiality obligations to the Company or its Affiliates. “Change of Control” means the occurrence of any one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or combination of Persons acting jointly or in concert with each other, of Voting Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Securities; (b) the sale or disposition in a single transaction or a series of related transactions of more than 50% of the common shares of the Company to a Person not an Affiliate of Fortis at the time of such sale or disposition and who does not become an Affiliate of Fortis as a result of such transaction or series of related transactions; (c) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of (i) Fortis and/or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of Fortis and its subsidiaries on a consolidated basis or (ii) the Company which constitute all or substantially all of the assets, rights or properties of the Company, to any other Person or entity, other than a disposition to Fortis or any wholly owned subsidiary of Fortis;

3 (d) a resolution is adopted by the Board or the Fortis Board to wind-up, dissolve or liquidate the Company or Fortis; (e) as a result of or in connection with: (i) a contested election of directors of the Fortis Board; or (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving Fortis or any of its Affiliates and another corporation or other entity, the nominees named in the most recent management information circular of Fortis for election to the Fortis Board shall not constitute a majority of the Fortis Board; or (f) the Fortis Board or the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent. “Change of Control Redemption Date” means the Trading Day that is immediately prior to the effective date of the consummation of the event(s) resulting in the Change of Control. “Code” means the United States Internal Revenue Code of 1986, as amended. “Committee” means the Company’s Governance and Human Resources Committee or other committee of Directors designated by the Board from time to time to administer the Plan and consisting of not less than three members of the Board. “Common Shares” means the common shares of Fortis. “Company” means ITC Holdings Corp., and any successor corporation whether by amalgamation, merger or otherwise. “Director” means a director of the Company who is not an Employee. “Disability” means total and permanent disability, as defined in the Company’s long-term disability benefits program, as in effect from time to time; provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and the regulations thereunder. “Employee” means an employee of the Company, Fortis, or any of their Affiliates. “Exchange Rate” means, as of a relevant date, the daily average rate of exchange of the Bank of Canada for converting Canadian Dollars to U.S. Dollars or vice versa as the situation requires, or if on such a date a daily average rate of exchange of the Bank of Canada is not available, the daily average rate of exchange of the Bank of Canada on the immediately preceding day on which such exchange rate is available. “Fortis” means Fortis Inc. and any successor corporation whether by amalgamation, merger or otherwise. “Fortis Board” means the board of directors of Fortis.

4 “Good Reason” means the occurrence, after a Change of Control, of any of the following events without the Participant's written consent: (a) a reduction in the base salary of the Participant other than a general reduction that affects all similarly situated executives in substantially the same proportions; (b) a reduction in the Participant’s target short term incentive or long-term incentive opportunity, other than a general reduction that affects all similarly situated executives in substantially the same manner; (c) any failure by the Company or a Subsidiary thereof, as applicable, to comply with any material terms of the Participant's employment as in effect immediately prior to such Change of Control, other than an inadvertent failure not occurring in bad faith and which is remedied by the Company or such Subsidiary promptly after receipt of written notice thereof given by the Participant; (d) any material adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure as in effect immediately prior to the Change of Control; (e) the discontinuation or amendment of any equity incentive plan, short term incentive plan, employee benefit plan or other material fringe benefit or perquisite, if such discontinuation or amendment results in less favourable treatment of the Participant, in the aggregate (unless minor or insignificant), taking into consideration any related amendment or replacement plan, benefit or perquisite, as applicable; or (f) the Company or a Subsidiary thereof, as applicable, requiring the Participant to be based at any office or location other than (i) within 30 miles of the Participant's office or location immediately prior to the Change of Control or (ii) at any other office or location previously agreed to in writing by the Participant; “Grant Date” means January 1st of the year in which the Committee authorizes an Award, or such later or earlier date as shall be designated by the Committee and set forth in the Applicable Agreement. “Incentive Award” means an Award granted pursuant to Section 4.2 of the Plan. “Involuntary Termination Without Cause” means the termination of a Participant’s Service other than due to the Participant’s death, Disability, Retirement, voluntary resignation or for Cause. “Involuntary Employment Action” as to a Participant means: (a) an Involuntary Termination Without Cause, or (b) termination of Service by the Participant for Good Reason;

5 “Involuntary Redemption Date” means the Trading Day that is immediately prior to the effective date of an Involuntary Employment Action; “Market Price” at any date in respect of the Common Shares means the volume weighted average trading price of the Common Shares determined by dividing the aggregate total value of the Common Shares traded on the TSX during the last five Trading Days immediately preceding such date by the total volume of the Common Shares traded on the TSX during such five Trading Days (or, if such Common Shares are not then listed and posted for trading on the TSX, on such stock exchange on which such Common Shares are listed and posted for trading). In the event that such Common Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Common Shares as determined by the Committee in its sole discretion acting in good faith. “Outside Date” has the meaning ascribed thereto in Section 9.4. “Participant” means any (i) Employee with a title of Vice President or higher to whom an Award has been granted in accordance with the terms set out herein; (ii) any individual to whom an Award has been granted upon the condition that such individual becomes an Employee with a title of Vice President or higher, provided that any such Award shall be deemed granted and outstanding only on the date that the individual becomes an Employee with a title of Vice President or higher; and (iii) any former Employee who continues to have Units in his or her Unit Account in accordance with the terms set out herein. “Payment Criteria”, in respect of any Performance-Based Unit or Incentive Award, means the performance criteria set out in the Agreement in respect of such Unit or Award that must be satisfied as a condition to payment. “Payment Criteria Period”, in respect of any Performance-Based Unit or Incentive Award, means the period during which performance is to be measured for purposes of such Unit or Award. “Payment Date” means, unless otherwise specified herein (a) with respect to Performance-Based Units or Incentive Awards, the last day of the Payment Criteria Period, and (b) with respect to Service-Based Units, the Vesting Date as determined in accordance with the Participant’s Agreement. “Payout Amount” means, with respect to each Award, the amount payable on the Payment Date, determined in accordance with Section 4.3 or 5.1. “Payout Percentage”, in respect of any Performance-Based Unit or Incentive Award, means the percentage of the target amount of the Unit or Award determined by the Committee to have been earned for purposes of the calculation of the Payout Amount in accordance with Section 5.1. “Peer Group” means the group of North American regulated public utilities determined from time to time by the Fortis Board (or a committee thereof) in accordance with its

6 guidelines and used for purposes of executive compensation decisions by Fortis and its Affiliates. “Performance-Based Unit” means a Unit with respect to which the Payout Amount is determined in accordance with Section 5.1(a). “Person” includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency and any other form of entity or organization. “Restatement” has the meaning ascribed thereto in Section 8.1. “Retirement” means the retirement of a Participant from Service on or after achieving at least age 55 and ten (10) years of Service. “Service” means the Participant’s period of continuous employment as an Employee. “Service-Based Unit” means a Unit with respect to which the Payout Amount is determined in accordance with Section 5.1(b). “Separation from Service” means a termination of Service in such a manner as to constitute a “separation from service” as defined under Code Section 409A. “Specified Employee” means a “specified employee” as determined by the Company in accordance with Code Section 409A. “Subsidiary” means a corporation or other entity that would be deemed a subsidiary of the Company pursuant to Code Section 424(f). “Termination Date” the date on which such Participant has undergone a Separation from Service. “Trading Day” means any date on which the TSX is open for the trading of the Common Shares (or, if such Common Shares are not then listed and posted for trading on the TSX, on such stock exchange on which such Common Shares are listed and posted for trading). “TSX” means the Toronto Stock Exchange or any successor thereto. “Unit” means a notional unit evidenced by an entry on the books of the Company or its agent, which represents the right of a Participant, subject to the provisions herein, to receive an amount equal to the Market Price of a Common Share on the applicable Payment Date. Units granted under the Plan shall consist of Service-Based Units and/or Performance-Based Units. “Unit Account” means the account maintained for a Participant on the books of the Company or its agent into which Units will be credited in accordance with Article IV hereof. “U.S. Dollars” means the lawful currency of the United States of America.

7 “U.S. Taxpayer” means any Participant who is a citizen or permanent resident of the United States, or is otherwise subject to taxation by the United States on a net basis. “Vest”, “Vested” or “Vesting” means the extent to which the payment conditions of an Award granted hereunder have been satisfied in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued. “Vesting Date” means the date on which a Service-Based Unit Vests in accordance with the terms and conditions of the Plan and the related Agreement. “Voting Securities” means the Common Shares and any other shares entitled to vote for the election of directors of Fortis and shall include any security, whether or not issued by Fortis, which are not shares entitled to vote for the election of directors of Fortis but are convertible into or exchangeable for shares which are entitled to vote for the election of directors of Fortis including any options or rights to purchase such shares or securities. INTERPRETATION Governing Law The Plan shall be interpreted and enforced in accordance with the laws of the State of Michigan, without regard to the conflict of law principles thereof. The participation of a Participant in the Plan shall be construed as acceptance of the terms and conditions of the Plan by such Participant and as the Participant’s agreement to be bound thereby. Severability If any provision of the Plan is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Plan shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. References The division of this Plan into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan. Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders. Use of the term “including” shall in each case be construed to mean “including without limitation.” Fractional Units Fractional Units are permitted under the Plan.

8 Code Section 409A (a) It is intended that each Award granted under this Plan shall be exempt from or comply with the requirements of Code Section 409A. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, no Award shall be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the Award to fail to satisfy the conditions of an applicable exemption from the requirements of Code Section 409A or otherwise would subject the Participant to additional tax imposed under Code Section 409A. Although the Company will use good faith efforts to avoid the imposition of taxation, interest and penalties under Code Section 409A, the tax treatment of the benefits provided under this Plan is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by a Participant (or any other individual claiming a benefit through the Participant) as a result of this Plan. (b) If the Committee determines in its sole discretion that any Unit granted to a Participant who is at the time of the grant, or subsequently becomes, a U.S. Taxpayer must comply with Code Section 409A, references in this Plan to a termination or cessation of employment or like terms shall mean, with respect to such U.S. Taxpayer, a Separation from Service. (c) Notwithstanding anything in the Plan to the contrary, if at the time of a Participant’s Separation from Service, the Participant is considered to be a Specified Employee, to the extent any Award is subject to the requirements of Code Section 409A and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first Business Day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six month period, the date of the Participant’s death). For the avoidance of doubt, the provisions of this Section 2.5(c) shall not apply to any payment that becomes due on a Payment Date that occurs prior to the Participant’s Separation from Service, any payment that becomes due as a result of the Participant’s death, or any payment with respect to an Award that qualifies for an exception to the requirements of Code Section 409A. (d) Notwithstanding anything in the Plan to the contrary, (i) a U.S. Taxpayer shall not be considered to have terminated his or her employment for Good Reason unless the termination qualifies for the safe harbor provided in Section 1.409A-1(n)(2)(ii) of the Treasury Regulations; (ii) a Change of Control shall not be considered to have occurred unless the event or events constituting a Change of Control qualify as a “change in the ownership of a corporation”, or a “change in effective control of the corporation”, or a “change in the ownership of a substantial portion of the assets of a corporation”, each within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations; and

9 (iii) a U.S. Taxpayer shall not be considered to have a Disability unless such U.S. Taxpayer is disabled within the meaning of Section 1.409A-3(i)(4) of the Treasury Regulations. ESTABLISHMENT OF THE PLAN Establishment The Company established the Plan for Participants effective as of January 1, 2020. The amendment to the Plan effective January 1, 2023 shall apply only to Awards granted on or after January 1, 2023, and shall not apply to Awards granted before January 1, 2023. The Plan in its form as of December 31, 2022 shall continue to apply to any Awards granted before January 1, 2023. No Additional Rights Nothing herein contained shall be deemed to give any Person the right to be retained as an Employee or to otherwise be retained in the service of the Company or an Affiliate or otherwise affect in any way the Company's right to terminate an Employee's employment at any time. Units are not Common Shares and will not entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation, dissolution or winding-up of Fortis. AWARDS Grant of Units (a) The Committee may at any time and from time to time grant Unit Awards in accordance with the terms and conditions hereof to individuals eligible to be Participants. The terms of a Participant’s Unit Award shall be set forth in the Participant’s Agreement. In connection with the grant of Units, the Committee shall establish a target award opportunity level for each Participant (e.g., expressed as a percentage of the Participant’s base salary or otherwise as determined by the Committee). The number of Units granted hereunder shall be determined by multiplying (i) the amount of the target award opportunity level of a Participant as determined by the Committee, expressed in U.S. Dollars by (ii) the Applicable Exchange Rate and then dividing the product by (iii) the Market Price of the Common Shares on the Grant Date or, to the extent that the Grant Date occurs during a Blackout Period, the tenth Business Day following the expiration of such Blackout Period. (b) Unless otherwise determined by the Committee in the applicable Agreement, and subject to Sections 4.3, 6.1 and 6.2, the Vesting Date for Service-Based Units shall be the third anniversary of the Grant Date. The Committee may, prior to the Vesting Date designated at the time of grant, designate an earlier date for Vesting of all or any portion of Service- Based Units then outstanding and granted to a Participant under the Plan, in which event such unvested Service-Based Units shall be deemed to be Vested Service-Based Units on such earlier date.

10 (c) No certificates shall be issued with respect to Units. All Units granted hereunder shall be reflected in the Unit Account of the Participant. (d) Subject to the provisions of the Plan, a Unit shall be redeemed as of its Payment Date. (e) Each Participant’s Unit Account shall be credited with additional Units equal to the “dividend equivalent” when a cash dividend is paid on Common Shares. Such “dividend equivalent” shall be equal to a fraction where the numerator is the product of (a) the number of Units in such Participant’s Unit Account on the date that dividends are paid, including Units previously credited as “dividend equivalents,” multiplied by (b) the dividend paid per Common Share, and the denominator of which is the Market Price of one Common Share calculated on the date that dividends are paid. Any additional Units credited to a Participant’s Unit Account as a “dividend equivalent” shall have a Payment Date or Vesting Date, as applicable, which is the same as the Payment Date or Vesting Date, as applicable, for the Units in respect of which such additional Units are credited. Notwithstanding the foregoing, this Section 4.1(e) shall not apply to Units that have been pro-rated and remain outstanding following a Termination Date pursuant to Section 6.3(b). Notwithstanding the foregoing, the Committee shall have discretion to modify the terms and timing of payment relating to dividend equivalents or to determine that any Unit Award is not entitled to dividend equivalents, in each case as set forth in the applicable Agreement. Grant of Incentive Awards (a) The Committee, in its discretion, may grant cash-based Incentive Awards to such Participants as it may designate from time to time. The terms of each Incentive Award shall be set forth in an Agreement authorized by the Committee. Each Agreement shall specify such terms and conditions as the Committee shall determine. (b) The determination of Incentive Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective Payment Criteria determined at the discretion of the Committee. (c) The Committee shall (i) determine the Payment Criteria Period, (ii) determine Payment Criteria and target levels, and (iii) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of Payment Criteria, each of which shall be set forth in the related Agreement. The amount of an Incentive Award to be paid upon the attainment of Payment Criteria shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee and set forth in the related Agreement. The Committee generally shall make the foregoing determinations while the outcome of the Payment Criteria is uncertain. (d) Incentive Awards shall not be denominated in Units and shall only be paid in cash. Adjustments, Reorganizations and Change of Control.

11 (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Fortis’ assets to the shareholders, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to the number of Units outstanding under the Plan. In the event Fortis or the Company is not the surviving entity in a merger, consolidation or amalgamation with another entity or in the event of a liquidation or reorganization thereof and in the absence of any surviving entity’s assumption of outstanding awards made under the Plan, the Committee may, subject to Section 4.3(b), provide for appropriate settlements of Units. (b) In the event of a Change of Control, the Committee may provide for appropriate settlements of Units or Incentive Awards or for the successor or continuing entity to either assume outstanding Units and Incentive Awards or substitute the Units and Incentive Awards with new awards (such assumed or substituted Units and Incentive Awards, "Replacement Awards") on terms determined by the Committee in its sole discretion to be substantially equivalent to the terms of the Units and Incentive Awards, as applicable, held immediately prior to such Change of Control ("Replaced Awards"); provided that any Replacement Awards must: (i) have economic value substantially equivalent to the value of the Replaced Awards (determined at the time of the Change of Control); (ii) except in the case of Incentive Awards, relate to publicly traded equity securities; (iii) in the case of Participants who are U.S. Taxpayers, comply with the requirements of Section 409A; and (iv) contain other terms and conditions which are, in the aggregate, no less favorable to the Participant than the Replaced Awards, but including terms and conditions that provide that if there is an Involuntary Employment Action in respect of a Participant that occurs within 24 months following the Change of Control: i. the Replacement Awards will vest as of the date of the Involuntary Employment Action; ii. any conditions on the Participant’s rights under, or any restrictions on vesting applicable to, such Replacement Awards held by such Participant shall be waived or shall lapse, as the case may be; iii. any performance-based restrictions shall be deemed to have been achieved at the greater of: A. target level performance; and

12 B. the actual performance level achieved had the Payment Criteria Period ended on the Involuntary Redemption Date, to the extent reasonably determinable by the plan administrator in its sole discretion. The determination of whether the conditions in this paragraph (b) have been satisfied in respect of the proposed Replacement Awards will be made by the Committee, as constituted immediately prior to the Change of Control, in its sole discretion. (c) Where Units and Incentive Awards are settled and not replaced or substituted with Replacement Awards pursuant to Section 4.3(b), such Units and Incentive Awards shall become redeemable on the Change of Control Redemption Date, whereupon: (i) all unvested Service-Based Units shall be deemed to be Vested Units on the Change of Control Redemption Date and the Market Price of such Service- Based Units redeemed pursuant to this Section 4.3(c) shall be calculated as of the Change of Control Redemption Date; and (ii) the Payout Amount for all Performance-Based Units and Performance Awards redeemed pursuant to this Section 4.3(c) shall be the product of (x) the higher of (A) 100% of the target number of Performance-Based Units in the Award or (B) the actual Payout Percentage based on the Committee’s assessment of performance of the Payment Criteria from the beginning of the Payment Criteria Period for the Award through the date of the Change of Control, multiplied by (y) a fraction, the numerator of which is the number of days elapsed in the Payment Criteria Period for the Award through the date on which the Change of Control occurred and the denominator of which is the total number of days in the Payment Criteria Period for the Award. (d) Subject to Sections 2.5, 7.5 and Section 9.4: (i) where Awards are settled in accordance with Section 4.3(c), the Company shall pay the Payout Amount payable in respect of all such Awards as soon as practicable upon the consummation of the transaction(s) resulting in the Change of Control, but in any event not later than 10 Business Days following the consummation of the transaction(s) resulting in the Change of Control; and (ii) where Awards are settled in connection with an Involuntary Employment Action in respect of a Participant that occurs within 24 months following the Change of Control, the Company shall pay the Payout Amount payable in respect of all Awards of such Participant no later than 10 Business Days following the effective date of the Involuntary Employment Action, except, in each case, to the extent that later payment is required to comply with Section 409A of the Code. (e) Notwithstanding Sections 4.3(c) and 4.3(d)(i), but only to the extent required to comply with Code Section 409A, the Payout Amount payable in respect of a Unit shall

13 become payable under Section 4.3(c) and 4.3(d)(i) only if the event(s) resulting in the Change of Control would constitute a “change in the ownership”, a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of Fortis or the Company, determined in accordance with Code Section 409A. Any Payout Amount not paid upon a Change of Control as a result of this Section 4.3(e) shall be payable at the time such Payout Amount would otherwise be payable under this Plan, disregarding the occurrence of the Change of Control. Committee Discretion. Subject to the terms and conditions of the Plan, the Committee shall determine the terms and conditions of any Awards in addition to those set forth herein at the time of grant or from time to time following the Grant Date, including any additional conditions with respect to the payment of Awards, which do not conflict with the Plan. The Committee may, subsequent to the Grant Date, waive any such term or condition or determine that it has been satisfied. PAYMENT Calculation of Payout Amount (a) For any Award of Performance-Based Units, subject to the discretion of the Committee as described in Section 7.1, upon the completion of the applicable Payment Criteria Period, the Committee shall, as soon as reasonably practicable thereafter make an assessment of the Payment Criteria in accordance with the applicable Agreement and Section 4.1 for the purpose of determining the Payout Percentage and Payout Amount with respect to such Award. The Payout Amount for such Award shall be equal to the following: A x B x C where: A is that aggregate number of Performance-Based Units in the Participant’s Unit Account on the Payment Date relating to such Award, determined by adding: (i) the Performance-Based Units granted pursuant to Section 4.1 on the Grant Date for such Award; (ii) the Performance-Based Units (if any) granted as “dividend equivalents” in respect of the Performance-Based Units that are subject to the Award; and (iii) the Performance-Based Units (if any) granted in connection with an adjustment or reorganization to any of the Performance-Based Units that are subject to the Award; B is the Payout Percentage; and C is the Market Price of the Common Shares on the Payment Date, provided that if the Payment Date occurs during a Blackout Period, the Market Price of the Common Shares will be determined on the tenth Business Day following the expiration of such Blackout Period or such other date following the expiry of such Blackout Period as may be determined by the Committee, acting reasonably. (b) For any Award of Service-Based Units, upon the Payment Date, the Committee shall determine the applicable Payout Amount for such Award, which shall be equal to the following:

14 A x B where: A is that aggregate number of Vested Service-Based Units in the Participant’s Unit Account on the Payment Date, determined by adding: (i) the Vested Service-Based Units granted pursuant to Section 4.1 on the Grant Date for such Award; (ii) the Vested Service-Based Units (if any) granted as “dividend equivalents” pursuant to Section 4.1 in respect of the Service-Based Units that are subject to the Award; and (iii) the Vested Service-Based Units (if any) granted in connection with an adjustment or reorganization to any of the Service-Based Units that are subject to the Award; and B is the Market Price of the Common Shares on the Payment Date. (c) For Incentive Awards, subject to the discretion of the Committee as described in Section 7.1, upon the completion of a Payment Criteria Period the Committee shall, as soon as reasonably practicable thereafter make an assessment of the Payment Criteria for the purpose of determining the Payout Percentage and Payout Amount. The Payout Percentage and Payout Amount for each Participant shall be determined in accordance with the applicable Agreement and Section 4.2. Payment of Payout Amount Following determination by the Committee of the Payout Amount in accordance with Section 5.1, subject to Section 2.5 and Article VI hereof, the Company shall as soon as practicable pay to the Participant a lump sum cash payment in U.S. Dollars equal to the Participant’s Payout Amount, net of any applicable taxes and other amounts withheld in accordance with Section 7.5, and subject to the following: (a) For Performance-Based Units and Incentive Awards, such payment shall be made prior to December 31 of the year following the year in which the Payment Criteria Period ends; or (b) for Service-Based Units, such payment shall be made within 30 Business Days after the applicable Payment Date. Reduction of Unit Account Immediately after the payment contemplated in Section 5.2, the number of Units outstanding in the Participant’s Unit Account shall be reduced by (a) the number of Units so paid out and (b) if the payment was in respect of Performance-Based Units, the number of Performance-Based Units cancelled as a result of the failure, in full or in part, to satisfy the Payment Criteria by the Payment Date. TERMINATION OF SERVICE Termination for Cause or by Voluntary Resignation Unless otherwise provided in the applicable Agreement, if a Participant ceases to be an Employee by virtue of being terminated for Cause or voluntary resignation other than for Good Reason or Retirement, all Awards granted to a Participant with respect to which the Payment Date has not yet occurred at the Termination Date shall be cancelled and the number of Units in

15 the Participant’s account at the Termination Date shall be deemed to be zero as of the Termination Date. Following the Termination Date, such Participant shall have no rights with respect to such cancelled Awards or to any further benefits under the Plan except for any Payout Amount due and payable in respect of Awards for which the Payment Date occurred prior to the Termination Date. Death, Disability or Retirement of a Participant; Certain Terminations under Employment Agreement Unless otherwise provided in the applicable Agreement, if a Participant ceases to be an Employee prior to a Payment Date as a result of death, Disability or Retirement: (a) in the case of termination as a result of death, Disability or Retirement: (i) the Performance-Based Units and Incentive Awards of such Participant will, subject to Section 6.2(b), remain outstanding until paid or cancelled in accordance with Section 4.3 or Article V, as applicable; and (ii) the Service-Based Units of such Participant will, subject to Section 6.2(b) become Vested Service-Based Units and shall be redeemed on the date of the death or on the date on which the Participant’s Service is terminated due to Disability; and in the case of Retirement the Service-Based Units of such Participant will, subject to Section 6.2(b), remain outstanding until paid or cancelled in accordance with Section 4.3 or Article V, as applicable; and (b) the amount payable in respect of such Awards: (i) where at the Termination Date the Participant has been in Service for less than 15 years, and in the case of Retirement has provided the Company with at least 90 days’ prior written notice of such Retirement, shall be pro-rated to reflect the actual period of Service between the Grant Date and the date the Participant ceased to be employed as a result of death, Disability or Retirement, as the case may be; and (ii) where at the Termination Date the Participant has been in Service for 15 years or more, and in the case of Retirement has provided the Company with at least 90 days’ prior written notice of such Retirement, shall be determined as if the Participant continued to be an Employee on the Payment Date of each Unit in such Participant’s Unit Account; and (c) in the case of the death of a Participant, the Participant’s designated beneficiary or estate will be entitled to receive payment, if any, in respect of the Awards of the Participant in accordance with paragraph 6.2(b) above. Involuntary Termination If a Participant ceases to be an Employee as a result of Involuntary Termination Without Cause other than any circumstance that gives rise to the settlement of awards in accordance with Section 4.3(d)(ii):

16 (a) if the Payment Date of an Award occurs on or prior to the Termination Date, such Award shall remain outstanding until paid or cancelled in accordance with Section 4.3 or Article 5, as applicable; and (b) with respect to Awards with a Payment Date after the Termination Date: (i) such Awards will be pro-rated at the Termination Date based on the actual period of Service between the Grant Date and the Termination Date; and (ii) such pro-rated Awards shall remain outstanding until paid or cancelled in accordance with Section 4.3 or Article 5, as applicable, following the applicable Payment Date; and (c) all Awards other than those that remain outstanding under paragraphs (a) and (b) of this Section 6.3 will be terminated and cancelled and deemed to have zero value as of the Termination Date. Committee Discretion The Committee may, in its discretion where circumstances warrant, adjust the application to a Participant of Sections 6.1, 6.2 or 6.3, including with respect to vesting or the timing of settlement, provided that such exercise of discretion does not negatively affect the tax treatment of the Plan. ADMINISTRATION Administration (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have full and complete authority to interpret the Plan, establish, amend and rescind any rules and regulations relating to the Plan, and make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decisions of the Committee relating to the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned and their beneficiaries, legal representatives and successors, as applicable, and the shareholders of Fortis. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. (b) In addition to any other powers set forth in the Plan, but subject to Code Section 409A and the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion to: (i) amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award;

17 (ii) accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto; (iii) authorize, in conjunction with any applicable deferred compensation plan of the Company, that the receipt of cash subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan; and (iv) determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied. No amendment, modification, or cancellation of an outstanding Award or Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, as set forth in Sections 2.2 or 4.3, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A. (c) In exercising its authority under Section 7.1, the Committee shall from time to time ensure it is informed as to the terms and conditions of any similar plans of Fortis and Fortis’ other subsidiaries in order that it may consider such terms in exercising such authority. Unfunded Obligation Unless otherwise determined by the Committee, the Plan will be an unfunded obligation of the Company and the Company’s obligations hereunder shall constitute general, unsecured obligations, payable solely out of its general assets, and no Participant or other Person shall have any right to any specific assets of the Company. The Company shall not segregate any assets for the purpose of funding its obligations with respect to the Awards granted hereunder and shall not be deemed to be a trustee of any amounts to be distributed or paid pursuant to the Plan. No liability or obligation of the Company under the Plan shall be deemed to be secured by any pledge of, or encumbrance on, any property or assets of the Company. To the extent any individual holds rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company. Amendment, Suspension and Termination The Plan may be amended, suspended or terminated at any time by the Board, in whole or in part, except as to rights already accrued hereunder unless the affected Participant consents to any such change in writing; provided, however, that an amendment, suspension or termination the effect of which is not adverse to such Participant shall not require such Participant’s consent. If the Plan is terminated, prior awards shall, at the discretion of the Committee, and with respect to U.S. Taxpayers, subject to the requirements of Section 409A, either (a) subject to Section 2.5, become immediately payable in accordance with Section 4.3 or Article V, as applicable, or (b) remain outstanding and in effect in accordance with their applicable terms and conditions.

18 Cost of Administration The Company will be responsible for all costs relating to the administration of the Plan. Withholding Taxes The Company shall withhold from any payment to or for the benefit of a Participant any amount required to comply with Applicable Law relating to the withholding of tax or the making of any other source deductions, including on the amount, if any, included in income of a Participant and may adopt and apply such rules and regulations as in its opinion will ensure that the Company will be able to so comply. To the extent that the Company is required under Applicable Law to withhold tax at any time other than upon payment of Awards pursuant to this Plan (for example, if payment is deferred pursuant to Section 7.6 hereof), then the Company shall have the right in its sole discretion to (a) require the Participant to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other payment otherwise payable in cash to the Participant. Deferral Notwithstanding anything contained herein to the contrary, but subject to Code Section 409A, Participants may elect to defer receipt of payment of the Awards in accordance with the terms, and subject to the conditions, of the Company’s Executive Deferred Compensation Plan (and any similar or successor plan that may be in effect from time to time). RECOUPMENT Clawback of Payout Amounts and Units Notwithstanding any other provision of the Plan, in the event of: (a) a restatement of financial results of the Company or Fortis, due to material non-compliance with any financial reporting requirement under applicable laws, other than as a result of a change or amendment in accounting principles or applicable laws (a "Restatement"); or (b) the determination by the Committee that fraud, gross negligence or intentional misconduct by one or more Participants has occurred, whether or not such conduct gives rise to a Restatement, the Committee may determine to recoup, require repayment of or cancel any compensation linked to the financial or share performance of the Company paid, awarded or granted to any Participant, including any arising pursuant to the Plan, in each case in respect of the 12 month period following the first public issuance or filing of the financial results that are subject of the Restatement, or if there is no Restatement, any event of fraud, gross negligence or intentional misconduct.

19 MISCELLANEOUS No Assignment An Award is personal to the Participant and is non-assignable. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Participant, whether voluntarily or by operation of law, otherwise than by testate succession or the laws of descent and distribution, and any attempt to do so will be null and void. During the lifetime of the Participant, an Award shall be redeemable only by the Participant and, upon the death of a Participant, the Person to whom the rights shall have passed by testate succession or by the laws of descent and distribution may receive payment of any Awards in accordance with the terms hereof. Currency All payments under the Plan shall be made in U.S. Dollars, calculated as follows: (a) The value of the Units as determined in Section 4.1 with respect to an Award shall be calculated in U.S. Dollars, which shall then be converted to Canadian Dollars using the Applicable Exchange Rate. (b) The Payout Amounts shall be calculated in Canadian Dollars, which shall then be converted to U.S. Dollars using the Applicable Exchange Rate. Successors and Assigns The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors. Impact of Blackout Period Notwithstanding anything in the Plan to the contrary, if the Committee determines in its sole discretion that any Unit granted to a Participant who is at the time of the grant, or subsequently becomes, a U.S. Taxpayer must comply with Section 409A and if the Payment Date of such Unit is on or before December 31 of any year, but due to the continuance of a Blackout Period or otherwise, the U.S. Taxpayer would not otherwise receive the Payout Amount in respect of such Unit pursuant to Sections 4.3, 5.2, 6.2 or 6.3, as applicable, before December 31 of the year in which the applicable Payment Date occurs (the "Outside Date"), the Company shall satisfy its obligation in respect of such Unit by paying the Payout Amount in respect of such Unit before the Outside Date. If the Payout Amount is paid to a U.S. Taxpayer pursuant to this Section 9.4, such Payout Amount shall be determined using a Market Price fixed by the Committee, acting reasonably (converted to U.S. Dollars using the Applicable Exchange Rate for the underlying Units).

20 IN WITNESS WHEREOF, the Company caused this Plan to be executed by its duly authorized officer as of January 31, 2023. ITC HOLDINGS CORP. By: Linda H. Apsey Its: President and Chief Executive Officer